Exhibit 99.9

CONSENT OF DIRECTOR NOMINEE

Tengasco, Inc. (“TGC”) is filing a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with merger (the “Merger”) of Riley Exploration – Permian, LLC (“REP”) with and into a wholly-owned subsidiary of TGC, Antman Sub, LLC, after which REP will be the surviving entity and a wholly-owned subsidiary of TGC. In connection with the Merger, I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of TGC in the Registration Statement and any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act.

I also consent to the filing or attachment of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ E. Wayne Nordberg
Name:	E. Wayne Nordberg
Date:	January 21, 2021